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                                  EXHIBIT 11.1

                  SHARES USED IN EARNINGS PER SHARE COMPUTATION
                            (unaudited, in thousands)



                                                           Three Months Ended
                                                           ------------------
                                                         March 31,     March 31,
                                                           1997          1996
                                                         --------      --------
Primary
   Average shares outstanding                              23,324        25,100
   Net effect of dilutive stock options-
     based on the treasury stock method
     using average market price                               544           939
                                                           ------        ------
   Total                                                   23,868        26,039
                                                           ------        ------
                                                           ------        ------

   Net Income                                              $7,209        $6,717
                                                            -----         -----
                                                            -----         -----

   Per share amount                                         $0.30         $0.26
                                                             ----          ----
                                                             ----          ----
Fully diluted
   Average shares outstanding                              23,324        25,100
   Net effect of dilutive stock options-
     based on the treasury stock method
     using the year-end market price, if
     higher than average market price                         545         1,115
                                                            -----         -----
   Total                                                   23,869        26,215
                                                           ------        ------
                                                           ------        ------

   Net Income                                              $7,209        $6,717
                                                            -----         -----
                                                            -----         -----

   Per share amount                                         $0.30         $0.26
                                                             ----          ----
                                                             ----          ----


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